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                                                                    EXHIBIT 10.5


                              THE NEW YORK TIMES COMPANY
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              (Restated January 1, 1993)


                                   AMENDMENT NO. 1


    THIS INSTRUMENT made this 1st day of May, 1997, by The New York Times Company (the "Company").

                                 W I T N E S S E T H:

    WHEREAS, the Company maintains The New York Times Company Supplemental Executive Retirement Plan, as amended from time to time (the "Plan");

    WHEREAS, pursuant to Section I of the Plan, the Company has reserved the right, by action of a committee consisting of the Chairman and the President of the Company (the "Committee"), to amend the Plan; and

    WHEREAS, the Company wishes to amend the Plan to comply with agreements with certain executives;

    NOW, THEREFORE, the Plan is hereby amended by adding the attached Appendix I at the end thereof.

    IN WITNESS WHEREOF, The New York Times Company has caused this Amendment to be executed by the Committee as of the date first above written.

                                       By    /s/ Arthur Ochs Sulzberger
                                            --------------------------------
                                            Arthur Ochs Sulzberger, Chairman


                                       By    /s/ Russell T. Lewis
                                            ---------------------------
                                            Russell T. Lewis, President

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                                      APPENDIX I

    Everything in this Plan to the contrary notwithstanding, the following Participants shall have benefits under this Plan as provided in their respective agreements with the Company as follows:

    1. LANCE R. PRIMIS: as per his agreement with the Company dated December 4, 1996.








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